As filed with the Securities and Exchange Commission on November 26, 2008

File No. 811-2611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
Amendment No. 33	☒

Van Kampen Exchange Fund
A California Limited Partnership
(Exact Name of Registrant as Specified in the Agreement of Limited Partnership)

522 Fifth Avenue
New York, New York 10036
(Address of Principal Executive Offices)(Zip Code)
(212) 296-6990
(Registrant’s Telephone Number, Including Area Code)

AMY R. DOBERMAN, ESQ.
Managing Director
Van Kampen Investments Inc.
522 Fifth Avenue
New York, New York 10036
(Name and Address of Agent for Service)

Copies to:

CHARLES B. TAYLOR, ESQ.
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

EXPLANATORY NOTE

This Post-Effective Amendment No. 33 to the Registration Statement incorporates herein Part A and Part B as filed in Post-Effective Amendment No. 31 of the Registrant on April 25, 2008.

Part B is hereby supplemented as follows:

(1)	In the section of Item 12 entitled “OFFICERS,” effective November 13, 2008, Edward C. Wood, III replaced Ronald E. Robison as follows:

Edward C. Wood, III (52) 1 Parkview Plaza - Suite 100 Oakbrook Terrace, IL 60181	President and Principal Executive Officer	Officer since 2008	President and Principal Executive Officer of funds in the Fund Complex since November 2008. Managing Director of Van Kampen Investments Inc., the Adviser, the Distributor, Van Kampen Advisors Inc. and Van Kampen Exchange Corp. since December 2003. Chief Administrative Officer of Van Kampen Investments Inc., the Adviser, Van Kampen Advisors Inc. and Van Kampen Exchange Corp. since December 2002. Chief Operating Officer of the Distributor since December 2002. Director of Van Kampen Advisors Inc., the Distributor and Van Kampen Exchange Corp. since March 2004. Director of the Adviser since August 2008. Director of the Distributor and Van Kampen Investor Services Inc. since June 2008. Previously, Director of the Adviser and the Distributor from March 2004 to January 2005.

(2)	In the section of Item 12 entitled “OFFICERS,” effective May 8, 2008, Kevin Klingert replaced J. David Germany as follows:

Kevin Klingert (45) 522 Fifth Avenue New York, NY 10036	Vice President	Officer since 2008	Vice President of funds in the Fund Complex since March 2008. Chief Operating Officer of the Fixed Income portion of Morgan Stanley Investment Management Inc. since March 2008. Head of Global Liquidity Portfolio Management and co-Head of Liquidity Credit Research of Morgan Stanley Investment Management since December 2007. Managing Director of Morgan Stanley Investment Management Inc. since December 2007. Previously, Managing Director on the Management Committee and head of Municipal Portfolio Management and Liquidity at BlackRock from October 1991 to January 2007. Assistant Vice President municipal portfolio manager at Merrill Lynch from March 1985 to October 1991.

PART C

OTHER INFORMATION

Item 23.  Exhibits

(a)	Restated and Amended Certificate and Agreement of Limited Partnership(20)
(1)	Amendment to Certificate of Limited Partnership, on Form LP-1(16)
(2)	Amendment to Certificate of Limited Partnership, on Form LP-2(17)
(3)	Amendment to Certificate of Limited Partnership, on Form LP-2(19)
(4)	Amendment to Certificate of Limited Partnership, on Form LP-2(20)
(b)(1)	Bylaws(20)
(2)	Amended and Restated Bylaws(31)
(c)	Copy of Specimen Certificate(20)
(d)(1)	Investment Advisory Agreement(19)
(d)(2)	Amendment Number One to the Investment Advisory Agreement(27)
(e)	Not Applicable
(f)	Not Applicable
(g)(1)(a)	Custodian Contract*
(b)	Amendment dated May 24, 2001 to Custodian Contract(23)
(c)	Amendment dated October 3, 2005 to Custodian Contract(28)
(2)	Amended and Restated Transfer Agency and Service Agreement(29)
(3)	Fund Accounting Agreement(29)
(h)	Not Applicable
(i)	Not Applicable
(j)	Consent of Deloitte & Touche LLP(31)
(k)	Not Applicable
(l)	Not Applicable
(m)	Not Applicable
(n)	Not Applicable
(o)	Not Applicable
(p)(1)	Code of Ethics of the Investment Adviser and Distributor(29)
(2)	Code of Ethics of the Fund(22)

(16)	Incorporated herein by reference to Post-Effective Amendment No. 16 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 1995.

(17)	Incorporated herein by reference to Post-Effective Amendment No. 17 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 29, 1996.

(*)	Incorporated herein by reference to Post-Effective Amendment No. 75 to Van Kampen Growth and Income Fund’s Registration Statement on Form N-1A, File Number 2-21657, filed March 27, 1998.

(19)	Incorporated herein by reference to Post-Effective Amendment No. 19 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 1998.

(20)	Incorporated herein by reference to Post-Effective Amendment No. 20 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 23, 1999.

(22)	Incorporated herein by reference to Post-Effective Amendment No. 22 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 2001.

(23)	Incorporated herein by reference to Post-Effective Amendment No. 23 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2002.

(27)	Incorporated herein by reference to Post-Effective Amendment No. 27 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed May 2, 2005.

(28)	Incorporated herein by reference to Post-Effective Amendment No. 28 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 28, 2006.

(29)	Incorporated herein by reference to Post-Effective Amendment No. 29 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 2007.

(31)	Incorporated herein by reference to Post-Effective Amendment No. 31 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2008.

Item 24.  Persons Controlled by or Under Common Control with Registrant

None.

Item 25.  Indemnification

Article XIII, Section 13.4 of the Registrant’s Restated and Amended Certificate and Agreement of Limited Partnership provides as follows:

“The Partnership shall indemnify each General Partner (including officers and or directors of a corporate General Partner and including former General Partners who have not ceased to be liable as General Partners under the Partnership Act) against judgments, fines, amounts paid in settlement, and expenses (including attorneys’ fees) reasonably incurred by him in any civil, criminal or investigative proceeding in which he is involved or threatened to be involved by reason of his being a General Partner of the Partnership, provided that he acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be within the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners. To the extent that a General Partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, he shall be deemed to have acted in good faith and in a manner he believed to be in the best interests of the Partnership or the Limited Partners. The determination under any other circumstances as to whether a General Partner acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners, shall be made by action of the General Partners who were not parties to such proceedings, or by independent legal counsel selected by the General Partners (who may be the regular counsel for the Partnership) in a written opinion. No General Partner shall be indemnified under this provision against any liability to the Partnership or its Partners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners, or otherwise.”

Item 26.  Business and Other Connections of Investment Adviser

See “Management, Organization and Capital Structure” in Part A and “Management of the Fund” in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser’s current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

Item 27.  Principal Underwriters

Not applicable.

Item 28.  Location of Accounts and Records

All accounts, books and other documents of the Registrant required by Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder to be maintained (i) by the Registrant will be maintained at its offices, located at Van Kampen Investments Inc., 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, Van Kampen Investor Services Inc., Harborside Financial Center, Plaza 2, Jersey City, New Jersey 07303-0947, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171; and (ii) by the Adviser, will be maintained at its offices, located at 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555.

Item 29.  Management Services

Not applicable.

Item 30.  Undertakings

Not applicable.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Van Kampen Exchange Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 26th day of November, 2008.
VAN KAMPEN EXCHANGE FUND

By	/s/ Edward C. Wood, III
  Edward C. Wood, III
  President

VAN KAMPEN EXCHANGE FUND

INDEX TO EXHIBITS TO AMENDMENT NO. 33, FORM N-1A

Exhibit	Description of
No.	Exhibit

None